UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2019

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2019, Arlington Asset Investment Corp. (the “Company”) entered into an amended and restated equity distribution agreement (the “Equity Distribution Agreement”) with JonesTrading Institutional Services LLC, B. Riley FBR, Inc., Compass Point Research & Trading, LLC and Ladenburg Thalmann & Co. Inc. (collectively, the “Sales Agents”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s 7.00% Series B Cumulative Perpetual Redeemable Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”). Pursuant to the Equity Distribution Agreement, the Company may offer and sell up to 1,647,370 shares of the Series B Preferred Stock (the “Shares”). Prior to the date of this Current Report on Form 8-K, the Company sold 217,630 shares of its Series B Preferred Stock pursuant to an equity distribution agreement with JonesTrading Institutional Services LLC dated May 16, 2017 and the prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2017.

Pursuant to the Equity Distribution Agreement, the Shares may be offered and sold through the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, in privately negotiated transactions. Under the Equity Distribution Agreement, the Sales Agents will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Shares sold through each Sales Agent. The Company has no obligation to sell any of the Shares under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-215384) (the “Registration Statement”). The Company has filed a prospectus supplement, dated March 21, 2019, to the prospectus, dated February 17, 2017, with the SEC in connection with the offer and sale of the Shares from time to time in the future.

The Sales Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commission for such services, respectively.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the entire Equity Distribution Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The legal opinion of Hunton Andrews Kurth LLP relating to the legality of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Amended and Restated Equity Distribution Agreement, dated March 21, 2019, by and among the Company and JonesTrading Institutional Services LLC, B. Riley FBR, Inc., Compass Point Research & Trading, LLC and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Shares.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: March 21, 2019	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer